                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement              [ ] Confidential, For Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Martin Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X]  No fee required.

    [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

    (1)  Title of each class of securities to which transaction applies:

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    (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:

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    (5)  Total fee paid:

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
[ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount Previously Paid:

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    (2)  Form, Schedule or Registration Statement No.:

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    (3)  Filing Party:

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    (4)  Date Filed:

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



                                  April 7, 1997




Dear Stockholder:

         You are invited to attend the Annual Meeting of Stockholders of Martin Industries, Inc. (the "Company"), to be held on Friday, May 16, 1997, at the Florence Conference Center, 10 Hightower Place, Florence, Alabama, at 11:00 A.M., Central Daylight Time. Notice of the Annual Meeting of Stockholders, together with the Proxy Statement and Form of Proxy, accompany this letter.

         Matters to be considered at the Annual Meeting of Stockholders are (i) the election of two (2) members to the Board of Directors of the Company to serve until the Annual Meeting of the Company to be held in the year 2000, (ii) a proposal to approve the Martin Industries, Inc. 1996 Non-Employee Directors' Stock Option and Deferred Compensation Plan, (iii) a proposal to ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1997, and (iv) any other matters which may properly come before the Annual Meeting. Details of the matters to be considered at the Annual Meeting of Stockholders appear in the Proxy Statement. Other than the election of directors, the proposal to approve the Martin Industries, Inc. 1996 Non-Employee Directors' Stock Option and Deferred Compensation Plan and the proposal to ratify the selection of the Company's independent auditors, the Board of Directors of the Company does not know at this time of any other matters to come before the Annual Meeting.

         We hope that you will be able to attend the Annual Meeting of Stockholders so that we may have the opportunity of meeting with you and discussing the affairs of the Company. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY TO ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND TO ENSURE THAT YOUR SHARES OF COMMON STOCK ARE VOTED.

         We look forward to seeing you at the Annual Meeting.

                                         Sincerely yours,



                                         James D. Wilson
                                         President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                             MARTIN INDUSTRIES, INC.


To the Stockholders of Martin Industries, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders (the "Annual Meeting") of Martin Industries, Inc., a Delaware corporation (the "Company"), will be held at Florence Conference Center, 10 Hightower Place, Florence, Alabama, on Friday, May 16, 1997, at 11:00 A.M., Central Daylight Time, for the following purposes:

         (1) To elect two (2) members to the Board of Directors of the Company to serve until the Annual Meeting of the Stockholders of the Company to be held in the year 2000 and until their successors are duly elected and shall have qualified;

         (2) To consider and vote upon a proposal to approve the Martin Industries, Inc. 1996 Non-Employee Directors' Stock Option and Deferred Compensation Plan;

         (3) To consider and vote upon a proposal to ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1997; and

         (4) To transact such other business as may properly come before the Annual Meeting.

         Holders of record of the Common Stock of the Company at the close of business on March 24, 1997 are entitled to notice of and to vote on all matters to be considered at the Annual Meeting. A complete list of the Stockholders entitled to vote at the Annual Meeting shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the Annual Meeting at the Company's corporate headquarters located at 301 East Tennessee Street, Florence, Alabama. The Annual Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting, and any business for which notice of the Annual Meeting is hereby given may be transacted at any such adjournment.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY TO ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND TO ENSURE THAT YOUR COMMON STOCK IS VOTED. A stamped, addressed envelope is enclosed for your convenience in returning your proxy.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                                      James W. Truitt
                                                         Secretary
                                                  Martin Industries, Inc.

301 East Tennessee Street
Florence, Alabama  35630
April 7, 1997

                    PROXY STATEMENT FOR THE ANNUAL MEETING OF
                      STOCKHOLDERS TO BE HELD MAY 16, 1997





         This Proxy Statement is being furnished on behalf of the Board of Directors (the "Board") of Martin Industries, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held at Florence Conference Center, 10 Hightower Place, Florence, Alabama, on Friday, May 16, 1997, at 11:00 A.M., Central Daylight Time, and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders of the Company. It is contemplated that this Proxy Statement and accompanying form of Proxy will be mailed to Stockholders of the Company on or about April 7, 1997.

         The shares represented by each proxy received by the Board of Directors of the Company will be voted in accordance with the instructions appearing thereon. In the absence of contrary instructions, the proxies received by the Board of Directors will be voted FOR the election of all nominees for director of the Company named in this Proxy Statement, FOR the approval of the Martin Industries, Inc. 1996 Non-Employee Directors' Stock Option and Deferred Compensation Plan and FOR the ratification of the Board's appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1997, all as described in more detail elsewhere in this Proxy Statement. A Stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, by executing and delivering to the Company a later dated proxy reflecting contrary instructions, or by appearing at the Annual Meeting and taking appropriate steps to vote in person. Attendance at the Annual Meeting by itself will not revoke a proxy.


                              I. VOTING SECURITIES

         As of March 24, 1997, the record date for determining Stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 8,743,895 shares of Common Stock. The holders of each outstanding share of Common Stock of the Company as of such date are entitled to one vote per share with respect to each matter to be considered at the Annual Meeting. There are no cumulative voting rights. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by "broker non-votes" (i.e., shares of Common Stock held in record name by brokers or nominees as to which a proxy is received and (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power and (iii) the record holder has indicated that it does not have authority to vote such shares on that matter) generally will be treated as present for purposes of determining a quorum, but will have the effect as described below concerning the matters to be voted upon by the Stockholders at the Annual Meeting.

         The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting is necessary to elect the nominees for directors named in the Proxy Statement. Accordingly, abstentions and broker non-votes with respect to the election of directors will have no effect upon the election of directors at the Annual Meeting. The affirmative vote of the majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting is necessary to approve the Martin Industries, Inc. 1996 Non-Employee Directors' Stock Option and Deferred Compensation Plan (the "1996 Plan") and to ratify the Board's appointment of Arthur Andersen LLP as the Company's independent auditor for the fiscal year ending December 31, 1997. Therefore, abstentions, broker non-votes and votes that are withheld with respect to the proposed approval of the 1996 Plan and ratification of the Company's independent auditors will have the same effect as negative votes.


                            II. ELECTION OF DIRECTORS

         The By-laws of the Company provide that the number of members of the Board of Directors shall be fixed by resolution of the Board of Directors or Stockholders of the Company. The Restated Certificate of Incorporation and the By-laws of the Company provide that the members of the Board of Directors shall be divided into three classes, one class to be elected at each annual meeting of Stockholders and to serve for a term of three years. As of the date of this Proxy Statement, the Board of Directors consists of nine persons.

CURRENT NOMINEES

         The Board of Directors proposes to nominate the two persons named below for election as directors to serve until the Annual Meeting of Stockholders to be held in the year 2000 and until their successors have been elected and shall have qualified.

         The names, ages and principal occupations of the nominees, the year each first became a director of the Company, and the number and percentage of shares of the Company's Common Stock owned beneficially by each of them as of March 24, 1997, are as follows:

                                                                   Number and Percent
                                                                   of Shares of Common
         Name, Age and                                            Stock of the Company
     Principal Occupation                      Director           Beneficially Owned as
         Of Nominees                            Since              of March 24, 1997(1)
-------------------------------                --------           ----------------------
Bill G. Hughey, 61                               1995              111,345(2)(3) - 1.3%
  Retired

Charles R. Martin, 56                            1974              191,425(2)(4) - 2.2%
  President and Chief Executive Officer
  Amerimark Capital Corporation

--------------------

(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of March 24, 1997 that such person has the right to acquire within sixty days after such date, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person on a given date, shares which such person has the right to acquire within sixty days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(2) Does not include 3,396,325 shares which are owned of record by the Employee Stock Ownership Plan and Related Trust (the "ESOP") and with respect to which the individual, as a member of the ESOP Committee, shares in the voting and investment power. The members of the ESOP Committee currently do not participate in the ESOP.
(3) Includes 800 shares which are not currently outstanding, but which Mr. Hughey is entitled to acquire upon exercise of outstanding stock options, and 10,360 shares held by Mr. Hughey's wife. Mr. Hughey disclaims beneficial ownership of the shares held by his wife.
(4) Includes 800 shares which are not currently outstanding, but which Mr. Martin is entitled to acquire upon exercise of outstanding stock options, and 126,525 shares held by Compass Bank as Trustee for the Charles H. Martin Estate, with respect to which Mr. Martin also serves as executor. Mr. Martin disclaims beneficial ownership of said 126,525 shares.


         Bill G. Hughey has served as a director of the Company since February 1995. Mr. Hughey previously served on the Board of Directors from 1975 until his retirement as President and Chief Executive Officer of the Company in May 1994, a position he had held since 1987.

         Charles R. Martin has served as a director of the Company since 1974. Mr. Martin serves as President and Chief Executive Officer of Amerimark Capital Group, a financial services firm, a capacity in which he has served since 1992. Mr. Martin served as Vice President of Amerimark Capital Group from 1990 to 1992.

         Each of the nominees was elected as a director at the Annual Meeting of Stockholders held on April 7, 1995.

         Unless directed to the contrary, the persons acting under the proxy solicited hereby will vote FOR the nominees named above. Should any such nominee become unable to accept election, which is not anticipated, it is intended that the persons acting under the proxy will vote for the election in his stead of such other person as the Board of Directors may recommend. Proxies may not be voted for more than two persons.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTORS NAMED ABOVE.

CONTINUING DIRECTORS

         The following table sets forth with respect to those persons who were elected as directors of the Company at previous Annual Meetings of Stockholders (and who will continue to serve as directors following the Annual Meeting) the names, ages and principal occupations during the past five years, the year each person first became a director of the Company, and the number and percentage of shares of the Company's Common Stock owned beneficially by each person as of March 24, 1997:

                                                                                          Number and Percent of
                                                                                        Shares of Common Stock of
                                                                                        the Company Beneficially
            Name, Age and                   Current Term          Director                 Owned as of March
        Principal Occupation                   Expires              Since                       24, 1997(1)
-----------------------------------         ------------          --------              --------------------------
William H. Martin, III, 66                       1999                1974                173,615(2)(3)   -   2.0%
  Investments

James D. Wilson, 51                              1999                1994                133,635(2)(4)   -   1.5%
  President and Chief Executive Officer,
   Martin Industries, Inc.

James W. Truitt, 59                              1999                1975                113,950(2)(5)   -   1.3%
  Senior Vice President and Secretary,
  Martin Industries, Inc.

Louis J. Martin, II, 42                          1999                1988                194,813(2)(6)   -   2.2%
  Vice President of Manufacturing,
   Martin Industries, Inc.

William D. Biggs, 58                             1998                1993                 21,800(2)(7)   -    *
  Managing Partner,
   Carillon Beach

Jim D. Caudle, Sr., 61                           1998                1990                 18,050(2)(8)   -    *
  Chairman and Chief Executive Officer
   United Printed Circuits, Inc.
  Chairman and Chief Executive Officer
   Advanced Precision Manufacturing

Herbert J. Dickson, 71                           1998                1985                 23,300(2)(9)   -    *
  Retired

--------------------
*        Represents less than 1%.
(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of March 24, 1997 that such person has the right to acquire within sixty days after such date, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person on a given date, shares which such person has the right to acquire within sixty days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.
(2) Does not include 3,396,325 shares which are owned of record by the ESOP and with respect to which the individual, as a member of the ESOP Committee, shares in the voting and investment power. The members of the ESOP Committee currently do not participate in the ESOP.

(3) Includes 800 shares which are not currently outstanding, but which Mr. Martin is entitled to acquire upon exercise of outstanding stock options, and 27,965 shares held by Mr. Martin's wife. Mr. Martin disclaims beneficial ownership of the shares held by his wife.
(4) Includes 122,500 shares which are not currently outstanding, but which Mr. Wilson is entitled to acquire upon the exercise of outstanding stock options, and 135 shares held by Mr. Wilson's wife. Mr. Wilson disclaims beneficial ownership of the shares held by his wife.
(5) Includes 112,500 shares which are not currently outstanding, but which Mr. Truitt is entitled to acquire upon the exercise of outstanding stock options, and 100 shares held by Mr. Truitt's child. Mr. Truitt disclaims beneficial ownership of said 100 shares.
(6) Includes 110,525 shares which are not currently outstanding, but which Mr. Martin is entitled to acquire upon the exercise of outstanding stock options and 24,621 shares held as custodian for his minor children.
(7) Includes 7,800 shares which are not currently outstanding, but which Mr. Biggs is entitled to acquire upon the exercise of outstanding stock options.
(8) Includes 13,050 shares which are not currently outstanding, but which Mr. Caudle is entitled to acquire upon the exercise of outstanding stock options.
(9) Includes 18,300 shares which are not currently outstanding, but which Mr. Dickson is entitled to acquire upon the exercise of outstanding stock options, and 2,000 shares held by Mr. Dickson's wife. Mr. Dickson disclaims beneficial ownership of the shares held by his wife.

         William H. Martin, III has served as Chairman of the Board of Directors of the Company since April 1994 and as a director of the Company since 1974. From 1977 to 1987, Mr. Martin served as President and Chief Executive Officer of the Company. From 1987 to 1993, Mr. Martin served as Executive Assistant to the Rector of Trinity Church in New York City. Since 1993, Mr. Martin has been a private investor.

         James D. Wilson has served as President and Chief Executive Officer and as a director of the Company since May 1994. Mr. Wilson has served the Company in various capacities since 1978, when he joined the Company as a cost accountant. In 1982, Mr. Wilson became the Company's Corporate Controller, a position he held until becoming Vice President and Treasurer in 1992. Mr. Wilson served in this capacity until becoming President and Chief Executive Officer in May 1994.

         James W. Truitt has served as Senior Vice President and Secretary of the Company since November 1996 and as a director of the Company since 1975. Mr. Truitt has served the Company in various capacities since 1967, including as Vice President and Secretary from 1992 to May 1994 and Vice President and Chief Financial Officer, Secretary and Treasurer from May 1994 to November 1996.

         Louis J. Martin, II has served as Vice President of Manufacturing since November 1996 and as a director of the Company since 1988. Since 1977, Mr. Martin has served the Company in various capacities, including as Vice President of Engineering from 1988 to 1996.

         William D. Biggs has served as a director of the Company since 1993. Mr. Biggs has served as Managing Partner of Carillon Beach,a real estate development firm, since 1990.

         Jim D. Caudle, Sr. has served as a director of the Company since 1990. Mr. Caudle is Chairman and Chief Executive Officer of United Printed Circuits, Inc., a manufacturer of printed circuit boards, and Advanced Precision Manufacturing, Inc., a sheet metal manufacturing business, positions he has held since 1989 and 1991, respectively. From 1973 to 1994, Mr. Caudle was Chairman and Chief Executive Officer of United Plating, Inc., a metal finishing business.

         Herbert J. Dickson has served as a director of the Company since 1985. Mr. Dickson has been retired since 1995. From 1993 to 1995, Mr. Dickson was a private business consultant. Mr. Dickson served as Chairman and Chief Executive Officer of Fortune Financial Services, Inc. and Fortune Factors, Inc., businesses engaged in asset based lending and factoring, from 1987 to 1993. Mr. Dickson also serves on the board of Blount International, Inc.

         William H. Martin, III and Louis J. Martin, II are first cousins.

         During the Company's fiscal year ended December 31, 1996, the Board of Directors of the Company held four regular meetings and one special meeting.


COMMITTEES OF THE BOARD

         The Company has two standing committees of the Board of Directors, the Compensation Committee and the Audit Review Committee. The Compensation Committee's function is to develop and monitor the compensation arrangements with the Company's President and Chief Executive Officer and its other executive officers, including the administration of the Company's stock incentive plans. The members of the Compensation Committee are William D. Biggs, Jim D. Caudle, Sr., Herbert J. Dickson and William H. Martin, III. The Compensation Committee met four times during the fiscal year ended December 31, 1996.

         The Audit Review Committee's functions are to (i) recommend, subject to approval by the Board of Directors and the Stockholders, the Company's independent accountants, (ii) meet with the Company's independent accountants and accounting personnel and review the scope and results of audits, (iii) assess the quality of the Company's financial reporting process, (iv) monitor the Company's compliance with laws and regulations relating to financial reporting requirements, and (v) assess the adequacy and effectiveness of internal controls. The members of the Audit Review Committee are Jim D. Caudle, Sr., Herbert J. Dickson, Bill G. Hughey, Charles R. Martin and William H. Martin, III. The Audit Review Committee met twice during the fiscal year ended December 31, 1996.

         The Company does not have a Nominating Committee.


                  III. ADOPTION OF THE MARTIN INDUSTRIES, INC.
                    1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION
                         AND DEFERRED COMPENSATION PLAN

         On May 3, 1996, the Board of Directors adopted the Martin Industries, Inc. 1996 Non-Employee Directors' Stock Option and Deferred Compensation Plan (the "1996 Plan"), subject to the approval of the Stockholders of the Company. The purpose of the 1996 Plan is to advance the interests of the Company and the Stockholders by giving non-employee directors an opportunity to acquire or increase their interest in the Company, thereby aligning the interests of such directors with the interests of the Stockholders. The purpose of the 1996 Plan is also to enhance the Company's long-term growth and financial performance by increasing the Company's ability to continue to attract and retain the services of experienced and knowledgeable directors. Under the 1996 Plan, non-employee directors are granted options to purchase Company stock and are allowed to receive options in lieu of fees that otherwise would have been paid in cash to such directors for their services as directors. The 1996 Plan also provides that non-employee directors may defer receipt of their director's fees until a later date.

         The non-employee directors of the Company, presently consisting of six persons, are eligible to participate in the 1996 Plan. The 1996 Plan will be administered by a committee appointed by the Board of Directors and consisting of at least three (3) members who will not be eligible to receive options under the 1996 Plan (the "Plan Committee"). The 1996 Plan consists of two elements:
(i) stock options and (ii) deferred compensation.

STOCK OPTIONS

         Under the 1996 Plan, a copy of which is attached hereto as Appendix I, a maximum of 100,000 shares of the Company's Common Stock are to be reserved for issuance upon the exercise of options granted to non-employee directors of the Company. The number of reserved shares is subject to adjustment for stock splits, stock dividends and other changes in the capital structure of the Company. In the event of an expiration, termination or cancellation of any option awarded under the 1996 Plan, the number of shares subject to such option shall again become available for grant under the 1996 Plan.

         On the date of the annual meeting of the Board of Directors each year, beginning with 1996, each non-employee director will be granted an option to purchase shares of Common Stock as follows: (i) each non-employee director elected to the Board of Directors at such annual meeting will receive an option to purchase the number of shares of Common Stock determined by dividing the amount of such director's cash retainer payable for serving on the Board of Directors for the upcoming year by the fair market value of the Common Stock on such date; and (ii) each non-employee director not standing for election at such annual meeting and who is to continue to serve as a director of the Company will receive an option to purchase the number of shares of Common Stock determined by dividing the amount of such director's cash retainer payable for serving on the Board of Directors for the upcoming year by the fair market value of the Common Stock on such date, and multiplying the resulting amount by .6666.

         The 1996 Plan also provides that each non-employee director may elect to receive the cash retainer and meeting fees payable to the director for service on the Board of Directors and any committees thereof in the form of options to purchase stock in lieu of cash. On the first business day following each of the three-month periods ending August 31, November 30, February 28 (or 29, as the case may be), and May 31, the Company will grant to each non-employee director who has made such an election an option to purchase the number of shares of Common Stock determined by dividing (i) the amount of such director's cash retainer and meeting fees accrued during such three-month period increased by 30% by (ii) the Black-Scholes value of each option to purchase a share of Common Stock on the date of grant.

         The grant of options under the 1996 Plan will be subject to the following limitations: (i) the option price will be not less than 100% of the fair market value of the stock on the date of the grant; (ii) no option may be exercised more than ten years after the date of grant; (iii) options granted prior to Stockholder approval of the 1996 Plan may not be exercisable within the first twelve months following the grant thereof and, further, generally at least six months must elapse from the date of Stockholder approval of the 1996 Plan to the date of disposition of any underlying shares of Common Stock to which such option relates; (iv) options granted following Stockholder approval of the 1996 Plan will generally not be exercisable within the first twelve months after the date of grant; (v) with certain exceptions, no option will be exercisable unless at all times during the period beginning on the date of grant and ending three years before exercise the optionee was a director of the Company; and (vi) such other limitations and conditions as the Plan Committee may determine. Following Stockholder approval of the 1996 Plan, the Plan Committee in its discretion may accelerate the times when options are exercisable after the initial grant thereof; provided that the Plan Committee may not exercise such power if to do so would permit or result in a violation of Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act").

         As of the date of this Proxy Statement, 21,262 options have been granted under the 1996 Plan at exercise prices of $6.75, $7.00 and $8.00. The market value of the securities underlying the options in the 1996 Plan as of March 24, 1997 was $5.75 per share.


DEFERRED COMPENSATION

         Pursuant to the 1996 Plan, a non-employee director may elect to defer all or any portion of the cash retainer and meeting fees payable to such director for service on the Board of Directors and any committees thereof (directors electing such deferral are hereinafter sometimes referred to as "Participating Directors"). The Company will deposit such deferred fees into an account (a "Deferral Account") established for each Participating Director and will pay interest on funds in such accounts at the rate paid on five-year U.S. Treasury notes, or at such other rate as is prescribed by the Plan Committee. Amounts credited to the Deferral Account of a Participating Director will be paid to him, at his election, in monthly installments over a period not to exceed three (3) years, or in such other manner as the Plan Committee may permit. Upon the death of a Participating Director, any amounts in his Deferral Account will be paid to his designated beneficiary. Further, if a Participating Director, or his designated beneficiary, if applicable, suffers certain financial hardships, the Plan Committee may accelerate payment of the amounts in such Participating Director's Deferral Account to the extent necessary to eliminate such hardship.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE 1996 PLAN

         Stock options issued under the 1996 Plan are referred to as "nonqualified stock options" ("NQSOs"). The grant of NQSOs does not result in any federal income tax consequences for either the Company or the optionee. However, upon exercise of an NQSO, the optionee will realize ordinary income equal to the difference between the fair market value of the shares purchased determined as of the date of exercise, and the price which the optionee pays for the shares. The Company will be entitled to a deduction for federal income tax purposes equal to the amount which the optionee is required to include in income, provided that the amount taken into income by the optionee constitutes "reasonable compensation" for federal income tax purposes. Any sale or exchange of shares acquired pursuant to the exercise of an NQSO will result in long-term or short-term capital gain or loss to the optionee, depending upon whether the shares were held for one year or longer, or less than one year, respectively. Currently capital gains of individual taxpayers are taxed at a maximum rate of 28%, although such capital gains are taken into account in computing the phase-out of the benefits of itemized deductions and personal exemptions, and thus may have the effect of increasing the marginal income tax rate applicable to the taxpayer's ordinary income.

REGISTRATION

         The Company intends to file with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock issuable under the 1996 Plan promptly upon approval of the 1996 Plan by the Stockholders.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE MARTIN INDUSTRIES, INC. 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION AND DEFERRED COMPENSATION PLAN.


                    IV. RATIFICATION OF SELECTION OF AUDITORS

         Arthur Andersen LLP, independent accountants, served as the Company's auditors for fiscal year 1996 after having previously served in the same capacity since 1972. Upon recommendation of the Audit Review Committee and subject to ratification by the Stockholders, the Board of Directors has appointed Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1997. Representatives of Arthur Andersen LLP will be in attendance at the Annual Meeting of Stockholders and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.


                                V. OTHER MATTERS

         The Board of Directors of the Company does not know at this time of any other matters that are to be presented at the Annual Meeting.

                           VI. PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information as of March 24, 1997 regarding the beneficial ownership of the Company's Common Stock by (i) each person (including each "group" as that term is used in Section 13(d)(3) of the Exchange Act) who is known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock, (ii) each director of the Company who is a Stockholder, (iii) each of the executive officers named in the Summary Compensation table under "Remuneration of Executive Officers," and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the Stockholders listed below has sole voting and investment power with respect to the shares shown as beneficially owned by them.

                                                 Number of Shares                 Percentage of
                                                   Beneficially                Beneficial Ownership
           Name                                      Owned (1)                     of Shares(1)
-----------------------------                   ------------------            ----------------------
Martin Industries, Inc.
  Employee Stock Ownership Plan
  and Related Trust                                 3,396,325                           38.8%
  P.O. Box 128
  Florence, Alabama  35630

William H. Martin, III                                173,615  (2)(3)                    2.0
James D. Wilson                                       133,635  (2)(4)                    1.5
James W. Truitt                                       113,950  (2)(5)                    1.3
Louis J. Martin, II                                   194,813  (2)(6)                    2.2
Russell L. Todd                                        46,410                            *
William D. Biggs                                       21,800  (2)(7)                    *
Jim D. Caudle, Sr.                                     18,050  (2)(8)                    *
Herbert J. Dickson                                     23,300  (2)(9)                    *
Bill G. Hughey                                        111,345  (2)(10)                   1.3
Charles R. Martin                                     191,425  (2)(11)                   2.2
All directors and executive
  officers as a group (10 persons)                  1,028,343  (2)                      11.3

*        Represents less than 1%.
(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of March 24, 1997 that such person or group has the right to acquire within sixty days after such date, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within sixty days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.
(2) Does not include 3,396,325 shares which are owned of record by the ESOP and with respect to which the individual, as a member of the ESOP Committee and, in the case of Messrs. Wilson, Truitt and Louis Martin, as trustees of the ESOP, shares in the voting and investment power. The members of the ESOP Committee and the trustees of the ESOP currently do not participate in the ESOP.
(3) Includes 800 shares which are not currently outstanding, but which Mr. Martin is entitled to acquire upon exercise of outstanding stock options, and 27,965 shares held by Mr. Martin's wife. Mr. Martin disclaims beneficial ownership of the shares held by his wife.
(4) Includes 122,500 shares which are not currently outstanding, but which Mr. Wilson is entitled to acquire upon the exercise of outstanding stock options, and 135 shares held by Mr. Wilson's wife. Mr. Wilson disclaims beneficial ownership of the shares held by his wife.

(5) Includes 112,500 shares which are not currently outstanding, but which Mr. Truitt is entitled to acquire upon the exercise of outstanding stock options, and 100 shares held by his child. Mr. Truitt disclaims beneficial ownership of the shares held by his child.
(6) Includes 110,525 shares which are not currently outstanding, but which Mr. Martin is entitled to acquire upon the exercise of outstanding stock options and 24,621 shares held as custodian for his minor children.
(7) Includes 7,800 shares which are not currently outstanding, but which Mr. Biggs is entitled to acquire upon the exercise of outstanding stock options.
(8) Includes 13,050 shares which are not currently outstanding, but which Mr. Caudle is entitled to acquire upon the exercise of outstanding stock options.
(9) Includes 18,300 shares which are not currently outstanding, but which Mr. Dickson is entitled to acquire upon the exercise of outstanding stock options, and 2,000 shares held by Mr. Dickson's wife. Mr. Dickson disclaims beneficial ownership of the shares held by his wife.
(10) Includes 800 shares which are not currently outstanding, but which Mr. Hughey is entitled to acquire upon exercise of outstanding stock options, and 10,360 shares held by Mr. Hughey's wife. Mr. Hughey disclaims beneficial ownership of the shares held by his wife.
(11) Includes 800 shares which are not currently outstanding, but which Mr. Martin is entitled to acquire upon exercise of outstanding stock options, and 126,525 shares held by Compass Bank as Trustee for the Charles H. Martin Estate, with respect to which Mr. Martin also serves as executor. Mr. Martin disclaims beneficial ownership of said 126,525 shares.


                     VII. REMUNERATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

         The following table summarizes compensation earned by or paid to each person who served at any time during 1996 as the Company's Chief Executive Officer, and the compensation earned by or paid to the Company's other most highly compensated executive officers (collectively, the "named executive officers"), for the years ended December 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                               COMPENSATION
                                                       ANNUAL COMPENSATION         AWARDS
                                                                            SECURITIES UNDERLYING      ALL OTHER
   NAME AND PRINCIPAL POSITION              YEAR        SALARY       BONUS      OPTIONS/SARS(1)      COMPENSATION
---------------------------------------     ----       --------    -------- ---------------------    ------------
James D. Wilson.........................    1996       $187,530    $      0    95,000(2)/3,092        $ 5,828(3)
  President and Chief Executive Officer     1995       $140,010    $ 68,100       0/3,024             $ 5,653(4)
                                            1994       $ 99,026    $110,000    17,500(2)/3,045        $ 8,129(5)

James W. Truitt.........................    1996       $115,515    $      0    17,500(2)/2,953        $ 5,956(3)
  Senior Vice President and Secretary       1995       $105,750    $ 26,700        0/3,059            $ 5,858(4)
                                            1994       $ 98,400    $ 99,000        0/3,045            $10,785(5)

Russell L. Todd.........................    1996       $103,405    $      0        0/2,705            $ 5,600(6)
  Vice President - Manufacturing            1995       $ 95,349    $ 26,400        0/3,042            $ 3,614(4)
                                            1994       $ 89,547    $ 90,400        0/3,045            $ 4,317(7)

--------------------
(1) "SARs" consist of phantom shares credited to the named executives' accounts under the Company's Supplemental Executive Retirement Plan (the "SERP").
(2) Consists of a stock option(s) to purchase shares of Common Stock under the Company's 1994 Nonqualified Stock Option Plan.
(3) All other compensation for Messrs. Wilson and Truitt in 1996 includes taxable insurance premiums of $2,554 and $3,102, respectively, Company 401(k) matching contributions of $1,575 and $1,155, respectively, and supplemental medical insurance premiums of $1,699 each.
(4) All other compensation for Messrs. Wilson, Truitt and Todd in 1995 includes taxable insurance premiums of $2,554, $3,102 and $962, respectively, Company 401(k) matching contributions of $1,400, $1,057 and $953, respectively, and supplemental medical insurance premiums of $1,699 each.

(5) All other compensation for Messrs. Wilson and Truitt in 1994 includes $3,000 and $5,000, respectively, in board meeting fees, $2,440 and $3,102, respectively, in taxable insurance premiums, $990 and $984, respectively, in Company 401(k) matching contributions and $1,699 each in supplemental medical insurance premiums.
(6) All other compensation for Mr. Todd in 1996 includes $2,867 in taxable insurance premiums, $1,034 in Company 401(k) matching contributions and $1,699 in supplemental medical insurance premiums.
(7) All other compensation for Mr. Todd in 1994 includes $1,723 in taxable insurance premiums, $895 in Company 401(k) matching contributions and $1,699 in supplemental medical insurance premiums.

1996 STOCK OPTION/SAR GRANTS

         The following table sets forth the specified information with respect to stock option and SAR grants to each of the named executive officers during 1996.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                 INDIVIDUAL GRANTS
-------------------------------------------------------------------------------
                                      PERCENT OF                                         POTENTIAL REALIZABLE VALUE
                        NUMBER      TOTAL OPTIONS/                                       AT ASSUMED ANNUAL RATES OF
                    OF SECURITIES    SARS GRANTED     EXERCISE OF                         STOCK PRICE APPRECIATION
                      UNDERLYING      TO EMPLOYEE     BASE PRICE                              FOR OPTION TERM(1)
                     OPTIONS/SARS      IN FISCAL      OF OPTIONS/    EXPIRATION       -------------------------------------
      NAME            GRANTED(#)          YEAR        SARS ($/SH)       DATE               5% ($)               10% ($)
---------------    ---------------  --------------    -----------    ----------       ----------------     ----------------
James D. Wilson    45,000/3,092(2)    55.4%/23.5%     $9.50/$7.25    3/7/06/(3)       $268,650/$44,384     $681,300/$85,129
                   50,000                             $6.75          11/4/06          $212,500             $538,000

James W. Truitt    7,500/2,953(2)     10.2%/22.5%     $9.50/$7.25    3/7/06/(3)       $44,775/$28,690      $113,550/$37,927
                   10,000                             $6.75          11/4/06          $42,500              $107,600

Russell L. Todd    0/2,705(2)             0/20.6%     $0/$7.25       0/(3)            0/$35,219            0/$61,548

--------------------
(1) The number of years remaining until each named executive reaches retirement age under the provisions of the SERP has been used as the term in determining the potential realizable value of phantom shares credited to the named executive's account under the SERP.
(2) Consists of phantom shares credited to the named executive officer's account under the SERP.
(3) Under the terms of the SERP, the participant's SARs vest upon the participant attaining retirement age under the plan, upon death or upon the occurrence of a permanent disability. Generally, upon retirement, death or disability, the participant's benefit from his SARs will be distributed as a lump sum cash payment not later than one year following the closing of the plan year in which the event occurred; provided that, under certain circumstances, a participant's benefit may be deferred to commence following the participant reaching the age 70 1/2.

1996 STOCK OPTION EXERCISES

         The following table sets forth the number of stock options exercised and the dollar value realized thereon by each of the named executive officers during 1996, along with the number and dollar value of any options remaining unexercised and the number and dollar value of any phantom shares outstanding at December 31, 1996.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

                                                                       NUMBER OF SECURITIES
                                                                            UNDERLYING        VALUE OF UNEXERCISED
                                                                            UNEXERCISED           IN-THE-MONEY
                                                                          OPTIONS/SARS AT    OPTIONS/SARS AT FISCAL
                                                                        FISCAL YEAR-END (#)       YEAR-END ($)
                                      SHARES ACQUIRED       VALUE         EXERCISABLE(1)/        EXERCISABLE(1)/
NAME                                  ON EXERCISE (#)    REALIZED ($)    UNEXERCISABLE(2)       UNEXERCISABLE(2)
----                                  ---------------    ------------  --------------------- ----------------------
James D. Wilson........................    10,000         $ 58,080        122,500/62,084         $424,210/$87,609
James W. Truitt........................      None             None        112,500/22,621         $680,847/$91,502
Russell L. Todd........................    88,760         $753,485              0/12,054                0/$87,392

--------------------
(1) The number of securities underlying unexercised options includes presently exercisable stock options under the Company's 1988 Nonqualified Stock Option Plan and 1994 Nonqualified Stock Option Plan. The value of unexercised in-the-money options represents the difference between the fair market value of the shares subject to unexercised options as of December 31, 1996 and the cash portion of the option price of the shares. See "- Compensation Pursuant to Plans - 1988 Nonqualified Stock Option Plan" below. A fair market value of $7.25 per share is used based upon the closing sale price of the Company's Common Stock on The Nasdaq Stock Market's National Market on December 31, 1996, the final trading day of 1996. The actual value, if any, a person may realize as a result of an option will depend on the excess of the stock price over the exercise price on the date the option is exercised. The ultimate value of an option is dependent on the market value of the Common Stock at a future date, which will depend to a large degree on the efforts of the executive officers named above to bring future success to the Company for the benefit of all Stockholders.
(2) Includes presently unexercisable options under the Company's 1994 Nonqualified Stock Option Plan and phantom shares credited to the named executive officers' accounts under the SERP. For purposes of calculating the value of unexercisable in-the-money options and phantom shares held under the SERP at December 31, 1996, a fair market value of $7.25 per share is used and is based upon the closing sale price of the Company's Common Stock on The Nasdaq Stock Market's National Market on December 31, 1996, the final trading day of 1996. The actual value, if any, a person may realize as a result of such options and phantom shares will depend on the market value of the Common Stock of the Company at a future date, which will depend to a large degree on the efforts of the executive officers named above to bring future success to the Company for the benefit of all Stockholders.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         William D. Biggs, Jim D. Caudle, Sr., Herbert J. Dickson and William H. Martin, III served as members of the Compensation Committee of the Board of Directors of the Company during 1996. From 1977 to 1987, William H. Martin, III served as the President and Chief Executive Officer of the Company. During 1996, no executive officer of the Company served as a member of the Compensation Committee or as a director of any other entity, one of whose executive officers served on the Compensation Committee or was a director of the Company, nor does any such relationship exist currently.

DIRECTOR COMPENSATION

         Directors are reimbursed for their out-of-pocket expenses for each meeting of the Board of Directors attended. All directors of the Company, other than directors who are employees of the Company, receive from the Company a monthly retainer of $1,000. The Chairman of the Board also receives an additional annual retainer of $25,000. In addition, directors who are not employees of the Company currently receive a $700 fee per meeting of the Board of Directors, and any committee thereof, with the Chairman of the Board receiving a fee of $1,000 per meeting of the Board of Directors and the chairman of each committee receiving $900 per meeting of any committee of the Board of Directors. Directors are also entitled to receive grants of stock options under the 1994 Nonqualified Stock Option Plan of the Company and, if approved by the Stockholders of the Company, non-employee directors will be entitled to receive grants of stock options and to defer fees or receive options in lieu of fees in accordance with the terms of the 1996 Plan. See "ADOPTION OF THE MARTIN INDUSTRIES, INC. 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION AND DEFERRED COMPENSATION PLAN," above. In addition, each director is provided with $200,000 of coverage under the Company's group accidental death and dismemberment policy and directors who are or have been Stockholders, officers and employees of the Company may become entitled to benefits under the Company's post-retirement benefit plan. See "- Compensation Pursuant to Plans - Life and Disability Insurance" and "- Post-retirement and Post-employment Benefits," below. Directors who are also employees of the Company receive no fees or retainers for attending meetings of the Board of Directors.


COMPENSATION PURSUANT TO PLANS

         Profit Sharing Plan. The Company sponsors the Martin Industries, Inc. Profit Sharing Plan (the "Profit Sharing Plan"), which covers substantially all employees of the Company. Contributions by the Company to the Profit Sharing Plan are at the discretion of the Board of Directors. Prior to 1993, contributions under the Profit Sharing Plan were generally equal to 20% of the amount by which income before income taxes and the contribution exceeded 15% of the net worth of the Company at the beginning of the year to which the contribution applied. As a result of the implementation of the ESOP in 1993, the Company did not make any contributions to the Profit Sharing Plan in 1993 or in any year since. As part of the Profit Sharing Plan, the Company also offers a savings and retirement provision (the "401(k) Plan"), which is designed to be a qualified retirement plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").

         The 401(k) Plan was first approved by the Company in 1984. All employees of the Company are generally eligible to participate in the 401(k) Plan after completion of one year of employment. Each month, a participant may defer, on a pre-tax basis, up to 8% of his or her base compensation, excluding bonuses and extraordinary compensation, through contributions to the 401(k) Plan. The Company may choose to match a participant's salary deferrals in an amount equal to a percentage of such deferrals, but not to exceed 1% of the participant's base compensation excluding bonuses and extraordinary compensation. Each participant is fully vested in the 401(k) Plan to the extent of his or her salary deferrals, but participants generally must have been employed by the Company for at least seven years before they have fully vested rights in any matching contributions made by the Company, although participants become partially vested in any matching contributions after three years of service. Lump sum or periodic distributions may be made from the 401(k) Plan upon termination of employment or attainment of age 65. A participant may also obtain a hardship withdrawal from the 401(k) Plan. Including employee contributions and the Company matching contributions, the named executive officers accrued the following benefits under the 401(k) Plan during 1996: Mr. Wilson - $7,875, Mr. Truitt - $8,823 and Mr. Todd - $6,204. Amounts deferred by these individuals under the elective deferral feature of the 401(k) Plan and the matching Company contributions applicable to these individuals are reported in the Summary Compensation Table above.

         Life and Disability Insurance. The Company provides each officer of the Company, including the named executive officers, with group term life insurance with a death benefit of up to a maximum of $100,000. The Company further provides each named executive officer with individual term life coverage with a death benefit of $100,000. The Company also provides each named executive officer and director with group accidental death and dismemberment insurance with a benefit of up to a maximum of $200,000. The life insurance benefits and the accidental death and dismemberment benefits are payable to such officer's or director's beneficiary and not to the

Company. The Company also pays all of the premiums on certain variable life insurance policies for certain officers of the Company, the death benefit and cash value of which are for the benefit of and payable to such officer or his designated beneficiary and not to the Company. The death benefit and cash value of the variable life insurance policies of the named executive officers at December 31, 1996 are as follows: Mr. Wilson - $100,000/$31,891, Mr. Truitt - $100,000/$20,236 and Mr. Todd - $100,000/$33,974. Amounts paid in premiums by the Company for the benefit of these individuals are reported in the Summary Compensation Table above. The Company also provides substantially all of its other employees with certain group life insurance benefits under term life insurance policies for which premiums are paid by the Company, and with certain long-term disability insurance which replaces a percentage of the employees' base salaries in the event of a qualifying disability.

         1988 Nonqualified Stock Option Plan. Pursuant to authority granted in the Company's Articles of Incorporation, the Board of Directors adopted the Company's 1988 Nonqualified Stock Option Plan (as amended, the "1988 Plan") in July 1988. The 1988 Plan, which has been approved by the Company's Stockholders, is currently administered by the Compensation Committee. The purpose of the 1988 Plan is to benefit the Company by offering certain employees and officers of the Company an opportunity to acquire Common Stock and thereby increase their personal investment in the Company. Options to purchase Common Stock may be granted under the 1988 Plan to eligible employees and officers of the Company who are selected by the Compensation Committee; provided, however, that no member of the committee, and no director of the Company who is not also an employee or officer of the Company, is eligible to receive options under the 1988 Plan. The Compensation Committee has the discretion, subject to the terms and conditions of the plan, to identify from among eligible participants those who will receive options, the option price and the other terms and conditions of the options. The purchase price for options granted under the 1988 Plan may not be less than the greater of the par value of the shares or 38.5% of their book value at the end of the Company's fiscal year immediately prior to the complete fiscal year that precedes the grant. Options granted under the 1988 Plan must be granted within 10 years from the date of the adoption of the 1988 Plan by the Board of Directors, and are generally exercisable at any time between one year and 10 years from the date of grant, except that options become immediately exercisable upon certain changes in control and except that in the event of a termination of employment for any reason other than death, the purchase price for the stock must be paid within 90 days from the date of such termination (or prior to the expiration of the option if earlier). In the event of termination of optionee's employment on account of death, instead of a 90 day period as described in the foregoing sentence, the exercise period is one year. The Board of Directors is authorized to amend the 1988 Plan, except that the Stockholders of the Company must approve any amendment to increase the maximum number of shares subject to the 1988 Plan or to materially modify the requirements as to eligibility for participation in the plan. Under the 1988 Plan, nonqualified options to purchase an aggregate of not more than 1,564,500 shares of Common Stock may be granted (subject to appropriate adjustment for stock splits, stock dividends, reorganizations, reclassifications, mergers, consolidations or recapitalizations). Options to purchase an aggregate of 1,564,500 shares of Common Stock have been granted under the 1988 Plan at an average total purchase price of $1.42 per share, to be satisfied 50% in cash upon exercise and 50% in previously earned but unpaid compensation accrued. As of December 31, 1996, of the 1,564,500 options granted, 1,138,800 options had been exercised and 425,700 shares remained subject to presently exercisable options. No options remain available to be granted under the 1988 Plan.

         1994 Nonqualified Stock Option Plan. The Board of Directors adopted the Company's 1994 Nonqualified Stock Option Plan (the "1994 Plan") in October 1994. The Company's Stockholders approved the 1994 Plan in April 1996. The purpose of the 1994 Plan is to attract, compensate, motivate and retain those highly competent officers, directors and key management employees upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends. Under the 1994 Plan, eligible persons who are selected by the Compensation Committee may be granted nonqualified options to purchase an aggregate of not more than 525,000 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, reorganizations, reclassifications, mergers, recapitalizations or otherwise). As of December 31, 1996, options to purchase an aggregate of 234,050 shares of Common Stock had been granted under the 1994 Plan.

         The 1994 Plan is currently administered by the Compensation Committee. Within the limitations set forth in the 1994 Plan, the Compensation Committee has sole discretion and authority to determine from among the eligible officers, directors and employees those to whom options may be granted, the timing of the grant of the options, and the exercise period and price of such options. Directors, officers and other key management employees of the

Company and its subsidiaries are eligible to participate under the 1994 Plan. The option price per share under the 1994 Plan may not be less than the greater of the par value of the shares or 85% of their fair market value (as defined in the 1994 Plan) on the date of grant. Options must be granted within ten years from the adoption of the 1994 Plan and exercised within ten years from the date of grant, except that options must be exercised prior to termination of employment if termination is "for cause" (as defined in the 1994 Plan) or within 90 days after termination if termination is other than for cause, or within one year after termination (subject to extension by the Compensation Committee) if termination is due to death or disability. Options also generally become exercisable in full upon certain changes in control of the Company. Otherwise, the period for the exercise of options is generally at the discretion of the Compensation Committee. The Board of Directors is authorized from time to time to amend the 1994 Plan, except that the Stockholders of the Company must approve any amendment to increase the maximum number of shares subject to the plan and to modify materially the requirements as to those persons who are eligible to participate in the plan.

         Executive Supplemental Income Plan. In 1983, the Company implemented its executive supplemental income plan (the "ESIP") in order to encourage certain key members of management to continue their employment with the Company. As of December 31, 1996, 11 current or retired employees had entered into supplemental income agreements ("Supplemental Income Agreements") with the Company under the ESIP. Under the Supplemental Income Agreement, a participant will receive credits based upon the participant's age at the time the agreement is entered into and for each prior year of service with the Company, with the participant becoming vested under the agreement, and entitled to receive benefits thereunder, upon receiving an established number of credits. Upon entering into a Supplemental Income Agreement, the participant will receive the greater of one credit for each year of the participant's age or 40 credits, plus one credit for each year of full-time service to the Company rendered up to the date of the agreement. Thereafter, the participant will receive one credit for each twelve months of full-time service to the Company. The participant becomes 50% vested upon receiving 55 credits and continues to vest at a rate of 5% per credit received thereafter until becoming fully vested upon receiving 65 credits. Beginning at the later of either the attainment of 65 years of age or termination of full-time employment or beginning at such time as may be determined in the discretion of the Compensation Committee, a participant or the designated beneficiary thereof becomes entitled to receive 120 monthly payments equal to 40% (or 40% times the percentage vested, if only partially vested) of the highest average monthly compensation (exclusive of bonuses and fringe benefits) paid to the participant by the Company during a period of three consecutive years within the five-year period ending immediately prior to the termination of the participant's full-time employment. The Supplemental Income Agreements also provide as a condition to payment that the participant shall not enter into competition with the Company during the term of his employment or for a period of five years thereafter. As a part of this program, the Company has purchased, and is the named beneficiary of, life insurance on the participants which, based on the actuarial assumptions used, is expected to exceed the total obligation, after taxes, of the Company under the ESIP. As of December 31, 1996, the named executive officers had received the following number of credits under their respective Supplemental Income Agreements: Mr. Wilson - 59 credits (70% vested), Mr. Truitt - 75 credits (100% vested) and Mr. Todd - 65 credits (100% vested).

         The following table shows estimated annual benefits payable upon retirement under the ESIP.


              Highest 3-Year                       Number of Credits
              Average Annual             --------------------------------------
                Base Salary                 55              60             65
              --------------             -------         -------       ---------
              $  100,000                 $20,000         $30,000       $ 40,000
                 125,000                  25,000          37,500         50,000
                 150,000                  30,000          45,000         60,000
                 175,000                  35,000          52,500         70,000
                 200,000                  40,000          60,000         80,000
                 225,000                  45,000          67,500         90,000
                 250,000                  50,000          75,000        100,000
                 300,000                  60,000          90,000        120,000

         Employee Stock Ownership Plan. In 1992, the Company established the ESOP in an effort to promote employee involvement in the success of the Company by giving eligible employees an ownership interest in the Company. All participants in the Profit Sharing Plan as of December 31, 1991, became participants in the ESOP as of January 1, 1992. The Company's Board of Directors serves as the Administrative Committee of the ESOP and thereby directs the actions of the trustees of the ESOP, all of whom are executive officers of the Company. Under Section 1042 of the Code, persons who sell shares to an ESOP can defer tax recognition on the sale if certain requirements are met, including the requirement that such selling Stockholders and other specified persons not participate in the ESOP. Because Section 1042 was utilized in connection with the ESOP and all the named executive officers sold shares to the ESOP, none of the named executive officers participate in the ESOP.

         Supplemental Executive Retirement Plan. Because Section 1042 of the Code prohibits certain employees, including the named executive officers, from participating in the ESOP, the Company implemented a supplemental executive retirement plan (the "SERP") in 1993 to provide benefits that would have been available to those employees under the ESOP. Under the terms of the SERP, each participant in the SERP is allocated a number of "phantom shares" equal to the number of shares of Common Stock that would have been allocated to such participant's account under the ESOP but for the Section 1042 limitations. Participants vest in the SERP account in accordance with the vesting provisions of the ESOP. During 1996, 12,571 phantom shares of the Company's Common Stock with an estimated fair value of $91,140 were allocated to participants' accounts under the SERP. The calculation of the price per share is based upon the price of the shares of Common Stock at the close of trading on December 31, 1996.

         Post-retirement and Post-employment Benefits. The Company currently maintains a plan whereby the Company pays supplemental Medicare insurance premiums for certain retired officers, directors and their spouses. Certain current officers and directors who meet specified service requirements will be provided these retirement benefits under this plan upon their retirement. The total expense under this plan to the Company in 1996 was $82,000. The Company also maintains a plan whereby the Company provides medical insurance coverage through its self-insured medical/dental plan to certain former employees of the Company who were directors and/or officers and Stockholders and who have terminated their employment but have not reached retirement age and the members of the immediate families of such persons. To be eligible to participate in this plan, the former employee must have been a Stockholder, an officer and director of the Company and have been employed by the Company for 15 years or, if the employee did not serve as a director, 20 years. The total expense of this plan to the Company in 1996 was $105,000, including $44,000 accrued for named officers.


                           VIII. CERTAIN TRANSACTIONS

         The Company is a party to an agreement with Amerimark Capital Group ("ACG"), the President and Chief Executive Officer of which is Mr. Charles R. Martin, a director of the Company. Under this agreement, ACG provides the Company with a variety of consulting services related to the Company's refinancing and acquisition programs. The Company has agreed to pay ACG on an hourly basis for all such consulting services performed by ACG. The agreement also provides that ACG will search for viable acquisition candidates on behalf of the Company. In the event that any proceeds are paid to any person involved in an acquisition transaction with the Company arising out of an introduction by ACG, or upon the closing of such a transaction, the Company has agreed to pay ACG a success fee equal to 1.5% of such proceeds paid. Finally, the Company has agreed to reimburse ACG for all out-of-pocket expenses incurred by ACG in connection with its services pursuant to the agreement, provided that the Company has pre-approved such expenses.

         IX. COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


RESPONSIBILITIES OF THE COMMITTEE

         The Compensation Committee is responsible for establishing a compensation program designed to create a direct relationship between the levels of compensation paid to executives and the Company's annual and long-term level of performance. The Committee, which is composed of non-employee directors, believes that this relationship is best established by providing a compensation package consisting of separate components, all of which are designed to enhance the Company's overall performance resulting in increased Stockholder value.


COMPENSATION PHILOSOPHY AND OBJECTIVES

         The Compensation Committee believes that the total compensation program should be based on the Company's overall performance compared to corporate objectives, while also recognizing individual contributions that have helped create value for the Company's Stockholders. The Company's compensation program is designed to be competitive with those of other well-managed, durable products companies. The Committee has focused the program on variable compensation so that a significant proportion of the officers' total compensation is at risk, with its value based on the Company's annual and long-term financial results and improvement in Stockholder value. The program specifically attempts to align the financial interests of the executives with those of the Stockholders so that the executives' personal net worth depends heavily on a long-term appreciation in the value of the Company's stock. The Committee uses the services of an independent consultant to advise it in the continuing development of the Company's philosophy and objectives.


COMPENSATION COMPONENTS

         The Company's compensation program for executive officers has three components: base salary, annual incentive awards and long-term incentive awards. The Compensation Committee determines executive compensation levels for each component based upon the Committee's judgment, taking into account an objectives-based evaluation by the President and Chief Executive Officer of the executive officers who report to him. The Compensation Committee reviews the President and Chief Executive Officer's recommendations for these executive officers, but ultimately makes compensation awards based upon the judgment of the Committee's members.

         The Chairman of the Board of Directors prepares an appraisal of the President and Chief Executive Officer based on his performance and the Company's results during the previous fiscal year, and the Compensation Committee considers this evaluation in determining any change in the base salary and the amount of the annual incentive award for the President and Chief Executive Officer.

         In setting compensation levels for the executive officers, the Committee considers survey-derived data that reflect compensation paid by bonus-paying companies of similar size in the durable goods industry.


BASE SALARIES

         The Compensation Committee annually reviews and approves the base pay levels for the executive officers. The Committee established the salaries for the officers at levels considered appropriate in light of the scope of the duties and responsibilities attendant to the executive's position and taking into account competitive practices. The Committee's goal is to set base salaries for the Company's executives slightly below the 50th percentile of the market though specific compensation for an individual executive may vary from those levels due to various subjective and objective factors, such as experience, length of service and performance.

         Base salary increases were granted to each of the named executive officers in 1996; all were paid base salaries at the beginning of the year that were significantly below the survey-derived pay levels.

ANNUAL INCENTIVE PROGRAM

         Under the Company's Management Incentive Plan (the "Incentive Plan"), the Company's executive officers and other key management employees have the opportunity to earn annual performance bonuses. Bonuses are paid based on achievement of the Company's pre-tax return on equity percentage compared to a target approved by the Compensation Committee at the start of the year. The resultant awards may then be increased or decreased on the basis of an executive's achievement of individual goals. The executives set Company and individual goals with the President and Chief Executive Officer at the start of the year. A target incentive award is established so that each executive knows at the beginning of the year the amount he can earn if both Company and individual results are achieved.

         While the Company's results for 1996 were positive, they did not achieve the objectives set at the beginning of the year, and no payments were earned or paid from the Incentive Plan. Since the achievement of individual goals acts as a modifier for any amount earned on the basis of the Company's results, no payments could be made from the individual component of the Incentive Plan.


LONG-TERM COMPENSATION

         The Company's long-term incentive compensation plan promotes ownership of the Company's Common Stock, providing a common interest between the Stockholders and the executive officers. The Committee establishes target incentive compensation opportunities that directly link an executive's potential award to individual contributions and the Company's performance.

         The 1994 Nonqualified Stock Option Plan authorizes the Compensation Committee to make grants of stock options at an exercise price which cannot be less than the greater of (i) the par value of the Common Stock on the date the option is granted or any time the option is exercisable, or (ii) 85% of the per share fair market value of the Common Stock on the date of grant. Within the limitations set forth in the 1994 Nonqualified Stock Option Plan, the Compensation Committee has sole discretion and authority to determine from among the eligible officers, directors, and employees those to whom options may be granted, the time of the options, the exercise period and the price of the options. Stock options granted to the named executive officers during the fiscal year ended December 31, 1996, are reflected in the table set forth above under "REMUNERATION OF EXECUTIVE OFFICERS - 1996 Stock Option Grants."


CHIEF EXECUTIVE OFFICER'S COMPENSATION

         The President and Chief Executive Officer's salary, bonus and annual grants of stock options follow the policies and procedures set forth above. Mr. Wilson's salary increase in fiscal 1996 was based on the Compensation Committee's evaluation of his performance, that of the Company, and the review of competitive salary data. The Company's performance for the previous year was measured against pre-tax return on equity goals established by the Compensation Committee. The Company's 1995 results were used since the President and Chief Executive Officer's salary was reviewed early in 1996. The Compensation Committee is aware that Mr. Wilson's base salary continues to be low when compared to that of Chief Executive Officers of comparable companies. Since Mr. Wilson's base salary was almost 50 percent below the survey-derived median level for his position, the Committee approved an increase for him of approximately 33 percent, increasing his base salary to $200,000.

         In addition to his base salary, the President and Chief Executive Officer is eligible to receive compensation paid through incentive programs. While Mr. Wilson's base salary accounts for 50 percent of his total pay, annual and long-term incentive plans account for the remainder. It is the Compensation Committee's intention to revise this compensation mix in the future so that a greater portion of his total compensation will be based on the value of the Company's stock, improving the linkage with the increase in value created for the Company's Stockholders.

         Mr. Wilson's 1996 compensation consisted of a base salary of $200,000, but no annual incentive award. The Company's failure to achieve the Incentive Plan's financial objectives in 1996 resulted in no annual incentive award. The Compensation Committee's evaluation of Mr. Wilson's achievement of his individual goals did not result in any award since a threshold of the Company's financial results must be achieved before any award for individual results may be made.

         In 1996, the Compensation Committee approved the grant of options to purchase 95,000 shares of the Company's Common Stock to Mr. Wilson at fair market value at the date of grant. The number of shares granted Mr. Wilson is determined by the Compensation Committee as part of the overall compensation program. The Compensation Committee believes that stock options encourage the senior executives to become owners of the Company, which further aligns their interests with the Stockholders.


POLICY ON DEDUCTIBILITY OF COMPENSATION

         Section 162(m) of the Internal Revenue Code limits to $1 million the tax deduction for compensation paid to the named executive officers, unless certain requirements are met, one of which is that compensation over $1 million must be based on the Company's attainment of performance goals approved by the Stockholders. The Compensation Committee's policy is to comply with Section 162(m), and the Nonqualified Stock Option Plan approved by the Stockholders in 1994 was designed to comply with Section 162(m). Based on currently available information, all compensation paid to executives in 1996 is deductible. The Compensation Committee will continue to monitor this subject.

         The Compensation Committee's philosophy and objectives and its compensation program are designed to enhance Stockholder value, and such philosophy, objectives and programs are subject to review and change whenever the Compensation Committee perceives that this purpose is not being met.

         This report is submitted by the following Directors of the Company, compromising all the members of the Compensation Committee:

William D. Biggs
Jim D. Caudle, Sr.
Herbert J. Dickson
William H. Martin, III



                      X. EXECUTIVE OFFICERS OF THE COMPANY

         The names and ages of the executive officers of the Company who are not also directors of the Company, and the offices with the Company held by each such executive officer and the period during which he has served in such office are as follows:

                                                                                 Year First Elected
      Name and Age                                 Office                          to Such Office
--------------------------         ------------------------------------------    ------------------
Roderick V. Schlosser - 41         Vice President of Finance and Treasurer               1996
Robert W. Wintersteen - 39         Vice President of Sales and Marketing                 1997
J. Reid Roney - 37                 Vice President of Research and Development            1997
Kenneth W. Horton - 51             Vice President of Sales                               1997

                           XI. STOCK PERFORMANCE GRAPH


         The following indexed graph compares the Company's annual percentage change in cumulative total Stockholder return for the period since the date the Company's stock was initially publicly traded with The Nasdaq Stock Market - U.S. Index and the S&P Industrials Index.



------------------------------------------------------------------
                              7/13/95       12/95            12/96
Martin Industries, Inc.        $100          $ 85             $ 72
                NASDAQ         $100          $106             $131
       S&P Industrials         $100          $112             $138
------------------------------------------------------------------




          XII. SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company's executive officers, directors and 10% Stockholders are required under the Exchange Act to file reports of ownership and changes in ownership with the Commission. Copies of these reports must also be furnished to the Company. Based on a review of copies of such reports furnished to the Company through the date hereof, or written representations of such officers, directors or Stockholders that no reports were required, the Company believes that during fiscal 1996 all filing requirements applicable to its officers, directors and Stockholders were complied with in a timely manner with the exception of Form 5 filings that were not made in a timely manner by Messrs. Bill G. Hughey and Charles R. Martin, directors of the Company.


                         XIII. PROPOSALS BY STOCKHOLDERS

         Stockholders of the Company may submit proposals for consideration for inclusion in the proxy statement of the Company relating to the Annual Meeting of Stockholders to be held in 1998. However, in order for such proposals to be considered for inclusion in the proxy statement of the Company relating to the Annual Meeting, such proposals must be received by the Company not later than December 9, 1997.

                            XIV. GENERAL INFORMATION

         As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those matters stated in the Notice of the Annual Meeting. If other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

         In addition to the use of the mails, proxies may be solicited by personal interview or by telephone or telegraph. The cost of solicitation of proxies will be borne by the Company. The Company may request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting material to the beneficial owners of the stock held of record and will reimburse such persons for any reasonable expense incurred in forwarding the material.

         COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, IN FORM AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED, WITHOUT CHARGE, FROM JAMES W. TRUITT, SECRETARY OF THE COMPANY, 301 EAST TENNESSEE STREET, FLORENCE, ALABAMA 35630 ON THE WRITTEN REQUEST OF PERSONS WHO WERE STOCKHOLDERS BENEFICIALLY OR OF RECORD AS OF MARCH 24, 1997.




                                                      MARTIN INDUSTRIES, INC.
                                                      James W. Truitt
                                                      Secretary

301 East Tennessee Street
Florence, Alabama  35630
April 7, 1997

                                   APPENDIX I

                             MARTIN INDUSTRIES, INC.
    1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION AND DEFERRED COMPENSATION PLAN




                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1 DEFINITIONS

         As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

                  (a) "Board" shall mean the Board of Directors of Martin Industries, Inc., a Delaware corporation.

                  (b) "Committee" shall mean the committee of the Board appointed pursuant to Article III to administer the Plan.

                  (c) "Company" shall mean Martin Industries, Inc., a Delaware corporation, and any successor in interest thereto.

                  (d) "Eligible Director" shall mean any person who is serving as a director of the Company who is not an officer of the Company or a subsidiary of the Company or otherwise employed by the Company or a subsidiary of the Company.

                  (e) "Fair Market Value" shall mean, if applicable, the closing price per share of the Stock on the principal United States securities exchange registered under the 1934 Act on which such Stock is sold in the regular way; or the last sales price of the day during regular trading per share of the Stock quoted on an automated quotation system of a registered securities association on which such Stock is sold in the regular way; or if the Stock is not registered or traded in such a manner that such quotations are available, the Fair Market Value shall be deemed to be the fair value per share of Stock determined in good faith by the Board or the Committee as of a date which is within 30 days of the date as of which the determination is to be made.

                  (f) "Fees" shall mean the cash retainer and meeting fees payable to an Eligible Director for service on the Board of Directors of the Company and any committees thereof.

                  (g) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (h) "Option" shall mean an option to purchase Stock granted pursuant to the provisions of Article VI hereof.

                  (i) "Optionee" shall mean a person to whom an Option has been granted hereunder.

                  (j) "Plan" shall mean the Martin Industries, Inc. 1996 Non-Employee Directors' Stock Option and Deferred Compensation Plan, the terms of which are set forth herein.

                  (k) "Retainer" shall mean the cash retainer payable to an Eligible Director for service on the Board of Directors of the Company and any committees thereof.

                  (l) "Stock," with respect to each share to which that term refers, shall mean one (1) share of Common Stock, par value $0.01 per share, of the Company now authorized; any other shares of the Stock of the Company hereafter authorized; and securities of the Company which, under any conditions, will be converted into or exchanged for any such Stock.

                  (m) "Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Stock hereunder.

                  (n) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.


                                   ARTICLE II
                                    THE PLAN

SECTION 2.1 NAME

         This Plan shall be known as the "Martin Industries, Inc. 1996 Non-Employee Directors' Stock Option and Deferred Compensation Plan."


SECTION 2.2 PURPOSE

         The purpose of the Plan is to advance the interests of the Company and its Stockholders by affording to Eligible Directors an opportunity to acquire or increase their proprietary interest in the Company by the grant to such directors of Options and by allowing such directors to receive Options in lieu of Fees that otherwise would have been paid in cash under the terms set forth herein and, thereby, to align the interests of the Eligible Directors with the interests of the Stockholders of the Company. The purpose of the Plan is also to enhance the Company's long-term growth and financial performance by increasing the Company's ability to continue to attract and retain the services of experienced and knowledgeable directors.


SECTION 2.3 EFFECTIVE DATE

         The Plan was adopted by the Board of Directors on May 3, 1996, and became effective as of that date, subject to ratification and approval prior to June 1, 1997 by the affirmative vote of a majority of the shares of Stock of the Company present, or represented, and entitled to vote at a meeting of Stockholders of the Company duly held in accordance with the Restated Certificate of Incorporation of the Company and the General Corporation Law of the State of Delaware. The Plan and all Options granted hereunder are further subject to the receipt by the Company of any consents or approvals required to adopt the Plan and/or grant Options under applicable law and under any permit, agreement or instrument to which the Company is a party or by which any of its properties or assets are bound. Any Option granted prior to such Stockholder and other consent and approval of the Plan as herein provided shall be subject to such approval and shall have no legal effect and shall convey no rights to the holder thereof in the event said Stockholder and other consent and approval of the Plan is not obtained. The Plan shall expire ten (10) years from the effective date of the Plan; provided, however, that upon termination of the Plan, the applicable provisions of the Plan shall continue to apply to all Options which are outstanding on the date the Plan is terminated. If Stockholder approval is not obtained within the period contemplated herein, the Plan shall be nullified and all Options granted pursuant to Article VI below shall be rescinded and all elections to receive options pursuant to Article VI below shall be rescinded and all Eligible Directors shall receive cash equal to all Fees that had been the subject of an election under said article or Article V hereof.

                                   ARTICLE III
                          ADMINISTRATION AND OPERATION

SECTION 3.1 APPOINTMENT OF AND DUTIES AND POWERS OF COMMITTEE

         The Plan shall be administered by a Committee appointed by the Board of Directors of the Company and consisting of at least three (3) members who shall not be Eligible Directors. Subject to the express provisions of the Plan, the Committee shall have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in the administration of the Plan. The final determination of the Committee as to any disputed questions shall be conclusive.

         Any action of the Committee may be taken without a meeting if a majority of the members of the Committee sign written consents setting forth the action taken or to be taken at any time before or after the intended effective date of such action. Any member of the Committee may participate in a meeting of the Committee by means of a conference telephone or similar communications equipment enabling all persons participating in the meeting to hear each other. The Committee may authorize any member thereof to execute all instruments required in the administration of the Plan, and such instruments may be executed by facsimile signature.

         The Committee may delegate to any member or members of the Committee or to any employee or employees of the Company the authority to perform any ministerial act in connection with the administration of the Plan.


SECTION 3.2 MAJORITY RULE

         A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the Committee.


SECTION 3.3 COMPANY ASSISTANCE

         The Company shall supply full and timely information to the Committee on all matters relating to Eligible Directors and such pertinent facts related thereto as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.


SECTION 3.4 PLAN OPERATION IN COMPLIANCE WITH RULE 16B-3 OF THE 1934 ACT.

         The Plan shall be interpreted and administered to comply with Rule 16b-3 promulgated under the 1934 Act, as then applicable to the Company's employee benefit plans. At such time as the terms of the Plan are required to comply with (or, if earlier, are elected by the Company to comply with) the provisions of Rule 16b-3 adopted in Release No. 34-37260 dated May 31, 1996, all Options granted under this Plan shall provide that at least six months must elapse from the date of the grant of the Option to the date of disposition of any underlying shares of Stock to which such Option relates, unless any earlier disposition may be effected without causing a violation of Section 16(b) of the 1934 Act or any rules and regulations promulgated thereunder.


                                   ARTICLE IV
                         SHARES OF STOCK SUBJECT TO PLAN

SECTION 4.1 LIMITATIONS

         The number of shares of Stock which may be issued and sold hereunder shall not exceed 100,000 shares of Stock, subject to adjustment pursuant to the provisions of Section 4.3 hereof. Such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company, and such amount of shares shall be and is hereby reserved for issuance pursuant to this Plan. Any of such shares which may remain unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until the termination of the Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan.


SECTION 4.2 OPTIONS GRANTED UNDER PLAN

         Shares of Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for grant hereunder. If Options granted hereunder shall expire, terminate, or be canceled for any reason without being wholly exercised, new Options may be granted hereunder covering the number of shares to which such Option expiration, termination or cancellation relates.


SECTION 4.3 ANTIDILUTION

         In the event that the outstanding shares of Stock hereafter are increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split, or stock dividend after the effective date of the Plan,

                  (a) the aggregate number and kind of shares subject to Options which may be granted hereunder shall be adjusted appropriately; and

                  (b) rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately.

         In the event of a dissolution or liquidation of the Company, the Options granted hereunder shall terminate; provided, however, that the Optionees shall have the right for a period of thirty (30) days prior to such dissolution or liquidation to exercise outstanding Options in full without regard to any installment exercise provisions and whether the Option by its terms is at such time immediately exercisable in full, to the extent it shall not have been exercised. In the event of (i) any merger, consolidation or combination involving the Company, other than (A) any merger, consolidation or combination that is solely for the purpose of changing the domicile of the Company, and (B) any merger, consolidation or combination that would result in the holders of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by the securities remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or combination, or (ii) any sale of substantially all the assets of the Company or a sufficient amount of Stock in the Company (whether by tender offer, original issuance, or a single or series of related stock purchase and sale agreements and/or transactions) sufficient to confer on the purchaser or purchasers thereof (whether individually or in a group) the ability to elect a majority of the Board of Directors of the Company (without regard to any provisions concerning the classification of Board members or the staggering of their terms), the Optionee shall have the right, immediately prior to such merger, consolidation, combination, or asset or stock sale to exercise outstanding Options in full, without regard to any installment exercise provisions and whether the Option by its terms is at such time immediately exercisable in full, to the extent that it shall not have been exercised. In the event of a transaction of the nature described in (i) above (including, without limitation, in (i)(A) and (i)(B) above), nothing contained herein shall prevent the Board and the Board of Directors of the surviving corporation and/or the acquiring corporation from converting an Option into an option to purchase stock in the surviving or acquiring corporation on a fair and equitable basis. In the event of a transaction described in (i) (including, without limitation, in (i)(A) and (i)(B)) and (ii) above, the Board shall be entitled in its discretion to require Optionees either to exercise their Options prior to such transactions becoming effective or to forfeit them in the absence of such an exercise.

         The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment shall provide for the elimination of fractional share interests.

                                    ARTICLE V
                                DEFERRAL OF FEES

         Each Eligible Director may elect to defer all or any portion of any of his Fees in accordance with the terms of this Article V.

                  (a) An election to defer Fees may be made at any time, but not more frequently than once each calendar year, and shall be effective only with respect to Fees payable for services to be performed after the date of the election. Such election shall be made by executing and delivering a deferred compensation agreement to the Committee. A deferral election may not be modified. An Eligible Director may terminate a deferral election at any time by delivering a written notice of termination to the Committee. Such notice shall specify the effective date, and deferrals shall cease as soon as practicable thereafter. A termination notice shall not be effective with regard to amounts previously deferred.

                  (b) The Company shall establish an account for each Eligible Director who defers Fees hereunder (the "Deferral Account") and shall adjust the account as follows:

                           (i) At the end of each calendar month in which Fees deferred would otherwise be payable, credit the account with the amount deferred for such month; and

                           (ii) As of the first day of each month (A) debit the account by the amount, if any, paid to the Eligible Director or his beneficiary during the preceding calendar month in accordance with the terms hereof or the terms of any deferred compensation agreement; and
         (B) credit the account with interest on the balance as of said first day of the month following the aforementioned debit to the account, at the rate paid on five-year U.S. Treasury notes on the first day of the month for which the interest is to be credited, or at such other rate as is prescribed by the Committee in the deferred compensation agreement.

The Committee shall provide each Eligible Director who has elected to defer Fees hereunder with an account statement at least annually.

                  (c) The amount credited to the Deferral Account of an Eligible Director shall be paid to him in substantially equal consecutively monthly installments over a period not to exceed three (3) years, or in such other manner as the Committee may permit. Each such Eligible Director shall elect the manner and time of payment (including the time payments shall commence) in the first deferred compensation agreement he executes and such election shall apply to any subsequent deferred compensation agreement the Eligible Director executes unless specifically modified in a subsequent agreement.

                  (d) Except as provided in paragraph (e) below, the amount credited to the Deferral Account of an Eligible Director, at the time of his death, shall be paid to his designated beneficiary in substantially equal consecutive monthly installments over a period not to exceed three (3) years, or in such other manner as the Committee may permit. If payment commenced in accordance with paragraph (c) above prior to the Eligible Director's death, payment shall continue in accordance with the form of payment then in effect. If payment had not commenced in accordance with paragraph (c) above, payment shall be made or commenced as soon as practicable following the date of death. Each such Eligible Director shall elect the manner in which payment shall be made to his designated beneficiary in the first deferred compensation agreement he executes. Such election shall apply to all subsequent deferred compensation agreements executed by the Eligible Director unless specifically modified in a subsequent agreement.

                  (e) In the event an Eligible Director suffers a financial hardship caused by accident, illness or other event beyond his control, the Committee may, in its discretion, accelerate payment of the amounts credited to the Eligible Director's Deferral Account, if any, to the extent reasonably necessary to eliminate such hardship. In addition, if following the death of an Eligible Director, his beneficiary or beneficiaries suffers a financial hardship caused by an accident, illness or other event beyond the control of such beneficiary or beneficiaries, the Committee may, in its discretion, accelerate payment of the amounts credited to the Eligible Director's Deferral Account, if any, to which such beneficiary or beneficiaries are entitled to the extent reasonably necessary to eliminate such hardship.


                                   ARTICLE VI
                                     OPTIONS

SECTION 6.1 ANNUAL OPTION GRANTS

                  (a) On the date of the meeting of the Board each year which follows the Annual Meeting of Stockholders in said year (the "Annual Meeting of Stockholders"), beginning with the date of the Annual Meeting of Stockholders held in 1996, each director elected to the Board of Directors by the Stockholders of the Company at the annual meeting of Stockholders in said year and who is an Eligible Director, and, in addition to the newly elected Eligible Directors, each Eligible Director then in office on such date shall automatically be granted an Option as of the date of such Board meeting to purchase shares of Stock as follows:

                           (i) Each director elected to the Board at the Annual Meeting of Stockholders and who is an Eligible Director shall receive an Option to purchase the number of shares of Stock (rounded up to the next whole number) determined by dividing the whole dollar amount of the director's Retainer for the upcoming year of service by the Fair Market Value of the Stock on the date of grant.

                           (ii) Each Eligible Director not standing for election at the Annual Meeting of Stockholders and who is to continue to serve as a director of the Company shall receive an Option to purchase the number of shares of Stock (rounded up to the next whole number) determined by dividing the whole dollar amount of the director's Retainer for the upcoming year of service by the Fair Market Value of the Stock on the date of grant and then multiplying the resulting amount by .6666.


                  Example:

                  At the Annual Meeting of Stockholders for 1999, Eligible Director A stands for election and is elected to the Board of Directors and Eligible Director B is continuing into the third year of a three-year term as a director of the Company. Each Eligible Director will be paid a $12,000 Retainer for the upcoming year. The Fair Market Value of the Stock on the date of the next meeting of the Board following the Annual Meeting of Stockholders is $11.00. Under these facts, Eligible Director A will receive an Option to purchase 1,091 shares of Stock ($12,000 / $11.00 = 1,090.9, rounded up to 1,091).
                  Eligible Director B will receive an Option to purchase 728 shares of Stock (1,090.9 x .6666 = 727.1, rounded up to 728).

                  (b) Each Option granted under this Section 6.1 shall be evidenced by a Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee, which Agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

                  (c) The per share price of the Stock subject to each Option granted under this Section 6.1 shall be one hundred percent (100%) of the Fair Market Value of the Stock on the date the Option is granted.


SECTION 6.2 OPTION GRANTS IN LIEU OF PAYMENT OF FEES

                  (a) Each Eligible Director may elect to receive his Fees in the form of Options in lieu of cash. An election shall apply to the full amount of the Eligible Director's Fees and shall be made in writing, on such form and in such manner as the Committee may prescribe, before the Annual Meeting of Stockholders of the Company each year, such election to cover Fees accrued during the twelve-month period to begin on June 1 following said annual meeting and end May 31 of the following year (the "Election Option Period"); provided, however, that for the initial year of the Plan, an Eligible Director may make his election hereunder at any time prior to August 31, 1996, which election shall apply to the period beginning September 1, 1996 and ending on May 31, 1997.

                  (b) On the first business day following each of the three-month periods ending August 31, November 30, February 28 (or 29, as the case may be) and May 31 in each Election Option Period (the "Election Quarter Period"), the Company shall grant to each Eligible Director who has made an election in accordance with paragraph (a) above an Option to purchase the number of shares of Stock (rounded up to the next whole number) determined by dividing x by y, where --

                  x is the amount of the Eligible Director's Fees accrued during the Election Quarter Period increased by a factor of thirty percent (30%); and

                  y is the Black-Scholes value of each Option to purchase a share of Stock on the date of grant.

                  (c) The per share price of the Stock subject to each Option granted under this Section 6.2 shall be one hundred percent (100%) of the Fair Market Value of the Stock on the date the Option is granted.

                  (d) An election by an Eligible Director whose service on the Board terminates prior to the end of an Election Quarter Period to which the election relates shall be void. Such Eligible Director shall receive the portion of his Fees earned as of the date of termination in cash.


SECTION 6.3 OPTION PERIOD

         Each Option granted hereunder must be granted within ten years from the effective date of the Plan. The period for the exercise of each Option shall be ten years. Options granted hereunder prior to Stockholder approval of the Plan shall provide that such Options are not exercisable within the first twelve-months following the grant thereof and, further, that at least six months must elapse from the date of Stockholder approval of the Plan to the date of disposition of any underlying shares of Stock to which such Option relates, unless any earlier exercise of disposition may be effected without causing a violation of Section 16(b) of the 1934 Act or any rules and regulations promulgated thereunder. Following Stockholder approval of the Plan, Options granted hereunder shall not be exercisable within the first twelve months after the date of grant; provided, however, that said Options may become exercisable earlier in accordance with the provisions of this Plan concerning the termination of an Optionee's directorship on account of total and permanent disability or death (Section 6.5) and change of control of the Company (Section 4.3), provided that, in each case, the earlier exercise thereof would not cause a violation of Section 16(b) of the 1934 Act or any rules and regulations promulgated thereunder. Following Stockholder approval of the Plan, the Committee in its discretion may accelerate the times when Options are exercisable after the initial grant thereof; provided, however, that the Committee may not exercise such power in a manner that would shorten the initial twelve-month period for Eligible Directors referred to in the foregoing sentence or the other periods referenced in this Section 6.3 if to do so would permit or result in a violation of Section 16(b) of the 1934 Act.


SECTION 6.4 OPTION EXERCISE

                  (a) Options may be exercised with respect to whole shares only, for such shares of Stock and within the period permitted by the exercise thereof as determined by the Committee, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office, and payment in full to the Company at said office of the amount of the Option price for the number of shares of Stock with respect to which the Option is then being exercised.

                  (b) The Option price upon exercise of any Option shall be payable to the Company in full either (i) in cash or its equivalent, (ii) by tendering shares of previously acquired Stock which has been held by the Optionee for a minimum of six months prior to such exercise, and having a Fair Market Value as of the business day immediately preceding the date of exercise equal to the total Option price, or (iii) by a combination of (i) and (ii). Any shares of Stock received by the Company pursuant to this Section 6.4(b) shall be held by the Company as treasury shares.

                  (c) No Option granted hereunder shall be exercisable unless at all times during the period beginning on the date of the granting of such Option and ending on the day which is three years before the date of exercise (or ending on the day which is 90 days before the date of exercise in the event of the termination of the directorship of the Optionee for cause, or ending on the expiration date of the Option in the event of termination of the directorship on account of the mandatory retirement, determination of total and permanent disability or the death of the Optionee, as the case may be) the Optionee was a director of the Company.


SECTION 6.5 EFFECT OF DEATH OR OTHER TERMINATION OF EMPLOYMENT

                  (a) In the event that the directorship of an Optionee to whom an Option shall have been granted hereunder shall be terminated for any reason (including voluntary resignation, early retirement or failure to be re-elected) other than for cause (as defined below), mandatory retirement according to the policy of the Board, death or disability, such Option may be exercised (to the extent that the Optionee shall have been entitled to do so at the date of his termination) by such Optionee at any time prior to the expiration date of the Option or within three years after the date of such directorship termination, whichever is earlier.

                  (b) If the directorship of an Optionee to whom an Option shall have been granted hereunder is terminated for cause, as defined below, such Option may be exercised (to the extent that the Optionee shall have been entitled to do so at the date of his termination) by such Optionee at any time prior to the expiration date of the Option or within ninety (90) days after the date of such termination, whichever is earlier. For purposes of this Section 6.5, the term "for cause" shall be defined as a good faith express determination by the Board that the Optionee has been guilty of willful misconduct or dishonesty or a good faith express determination by the Board that the Optionee has been grossly derelict in or has grossly neglected the Optionee's duty to the Company.

                  (c) In the event that the directorship of an Optionee to whom an Option shall have been granted hereunder shall be terminated by reason of mandatory retirement according to the policy of the Board, such Option may be exercised (to the extent that the Optionee shall have been entitled to do so at the date of his termination) by such Optionee at any time prior to the expiration date of the Option.

                  (d) In the event that the directorship of an Optionee to whom an Option shall have been granted hereunder shall be terminated by the death or total and permanent disability (as defined in Section 72(m)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), or as determined by the Committee in its discretion) of such Optionee, such Option may be exercised (to the extent that the Optionee shall have been entitled to do so at the date of his termination) by such Optionee, his personal representatives, the executor or administrator of the estate of the Optionee, or the person or persons to whom an Option granted hereunder shall have been validly transferred pursuant to a will or the laws of descent and distribution, or otherwise, at any time prior to the expiration date of the Option.

SECTION 6.6 NONTRANSFERABILITY OF OPTIONS

         At such time as the terms of the Plan are required to comply with (or, if earlier, are elected by the Company to comply with) the provisions of Rule 16b-3, adopted in Release No. 34-37260 dated May 30, 1996, Options granted hereunder may be transferred by an Optionee upon the prior consent of the Committee; provided, however, that such Committee approval shall not be required for transfers of an Option by will or the laws of descent and distribution. Prior to such time, no Option shall be transferred by an Optionee otherwise than by will or the laws of descent and distribution. No transfer of an Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transfers of the terms and conditions of such Option. Subject to the foregoing, during the lifetime of an Optionee, the Option shall be exercisable only by him.


SECTION 6.7 RIGHTS AS STOCKHOLDER

         An Optionee or a transferee of an Option shall have no rights as a Stockholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein.


                                   ARTICLE VII
                               STOCK CERTIFICATES

SECTION 7.1 STOCK CERTIFICATES

         The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of an Option granted hereunder or any portion thereof, prior to fulfillment of all of the following conditions:

                  (a) the completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable;

                  (b) the obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable;

                  (c) the lapse of such reasonable period of time following the exercise of the Option as the Committee from time to time may establish for reasons of administrative convenience;

                  (d) the compliance with any and all applicable federal, state or local laws; and

                  (e) such other terms and conditions as may be set forth in the Plan.

The Company shall further be entitled to place whatever legends on such certificate as it shall deem reasonably necessary or appropriate.


                                  ARTICLE VIII
              TERMINATION, AMENDMENT, AND MODIFICATION OF THE PLAN


         The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no such action of the Board without approval of the Stockholders of the Company may

                  (a) increase the total number of shares of Stock subject to the Plan except as contemplated in Section 4.3 hereof;

                  (b) materially modify the requirements as to those persons who are eligible to participate in the Plan; and

provided, further, that no termination, amendment, or modification of the Plan shall in any manner affect any Stock Option Agreement theretofore entered into pursuant to the Plan without the consent of the Optionee or valid transferee of the Option. The foregoing provisions of this Article VIII notwithstanding, until such time as the terms of the Plan are required to comply with (or, if earlier, are elected by the Company to comply with) the provisions of Rule 16b-3, adopted in Release No. 34-37260 dated May 30, 1996, the provisions of
Article VI of the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, ERISA, or the rules thereunder.


                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.1 OTHER COMPENSATION PLANS

         The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any of its subsidiaries, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any of its subsidiaries.


SECTION 9.2 PLAN BINDING ON SUCCESSORS

         The Plan shall be binding upon the successors and assigns of the Company.

SECTION 9.3 SINGULAR, PLURAL; GENDER

         Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

SECTION 9.4 HEADINGS, ETC., NO PART OF PLAN

         Headings of Articles and Sections hereof are inserted for convenience and references; they constitute no part of the Plan.

SECTION 9.5 INVESTMENT REPRESENTATION

         Each Stock Option Agreement may contain an agreement that, upon demand by the Committee for such a representation, the Optionee shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares of Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option and prior to the expiration of the Option period shall be a condition precedent to the right of the Optionee or such other persons to purchase any such shares.


SECTION 9.6 COMPLIANCE WITH OTHER LAWS AND REGULATIONS

         The Plan, the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any governmental body or national securities exchange which the Company shall, in its sole discretion, determine to be necessary or advisable.

SECTION 9.7 WITHHOLDING BY THE COMPANY

         A Stock Option Agreement executed pursuant to this Plan may contain a provision to the effect that the Optionee will consent to any withholding actions that the Company deems reasonably necessary to enable the Company to obtain the benefit of an income tax deduction under the Code, and any related state or local income tax laws.

                                                                      APPENDIX A


                             MARTIN INDUSTRIES, INC.
                 EMPLOYEE STOCK OWNERSHIP PLAN AND RELATED TRUST
                                FLORENCE, ALABAMA


                     VOTING INSTRUCTION CARD FOR THE ANNUAL
                             MEETING OF STOCKHOLDERS
                                  MAY 16, 1997

                  The undersigned hereby instructs James D. Wilson, James W. Truitt and Louis J. Martin, II, as trustees of the Martin Industries, Inc. Employee Stock Ownership Plan and Related Trust (the "ESOP"), and each of them, with full power of substitution, to vote the shares of Common Stock of Martin Industries, Inc., a Delaware corporation (the "Company"), which are allocated to the undersigned's account in the ESOP at the Annual Meeting of Stockholders of the Company to be held on Friday, May 16, 1997, at the Florence Conference Center, 10 Hightower Place, Florence, Alabama, at 11:00 A.M., Central Daylight Time, or at any adjournment thereof, as follows:

1.       ELECTION OF DIRECTORS:

         [ ]  FOR all nominees below         [ ]   WITHHOLD AUTHORITY to vote
              (except as indicated to              for all nominees below
              the contrary below)

         Bill G. Hughey, Charles R. Martin


         INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the space provided below.

         ------------------------------------------------------------------


2. APPROVAL OF MARTIN INDUSTRIES, INC. 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION AND DEFERRED COMPENSATION PLAN:

         [ ] FOR [ ] AGAINST [ ] ABSTAIN respecting the proposal to approve the Martin Industries, Inc. 1996 Non-Employee Directors' Stock Option and Deferred Compensation Plan.


3.       RATIFICATION OF SELECTION OF AUDITORS:

         [ ] FOR [ ] AGAINST [ ] ABSTAIN respecting the proposal to ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

4.       OTHER MATTERS:

         [ ] In the manner the ESOP Trustees determine to be in the best interest of the ESOP Participants.

         [ ]      Withhold authority to vote on other matters.

THIS VOTING INSTRUCTION CARD WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, AND IF NO INSTRUCTIONS ARE GIVEN, THE SHARES ALLOCATED TO YOUR ACCOUNT WILL BE VOTED IN THE MANNER THE ESOP COMMITTEE DETERMINES TO BE IN THE BEST INTEREST OF THE ESOP PARTICIPANTS. THE ESOP COMMITTEE CURRENTLY INTENDS TO VOTE SHARES FOR WHICH NO INSTRUCTIONS ARE RECEIVED FOR THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS, FOR THE APPROVAL OF THE MARTIN INDUSTRIES, INC. 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION AND DEFERRED COMPENSATION PLAN, AND FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                             Dated:
                                   ---------------------------------------------


                             ---------------------------------------------------


                             ---------------------------------------------------


                             ---------------------------------------------------


                             ---------------------------------------------------
                                       (Signature(s) of Participant(s))

                             (Please date and sign as name appears to the left.)


PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                      APPENDIX B


                             MARTIN INDUSTRIES, INC.
                                FLORENCE, ALABAMA


                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 1997

  (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)


                  The undersigned hereby appoints James D. Wilson and James W. Truitt, and each of them, with full power of substitution, proxies to vote the shares of Common Stock of Martin Industries, Inc., a Delaware corporation (the "Company"), which the undersigned could vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Friday, May 16, 1997, at the Florence Conference Center, 10 Hightower Place, Florence, Alabama, at 11:00 A.M., Central Daylight Time, or at any adjournment thereof:

1.       ELECTION OF DIRECTORS:

         [ ]  FOR all nominees below          [ ]  WITHHOLD AUTHORITY to vote
              (except as indicated to              for all nominees below
              the contrary below)

         Bill G. Hughey, Charles R. Martin


         INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the space provided below.

         ------------------------------------------------------------------


2. APPROVAL OF MARTIN INDUSTRIES, INC. 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION AND DEFERRED COMPENSATION PLAN:

         [ ] FOR [ ] AGAINST [ ] ABSTAIN respecting the proposal to approve the Martin Industries, Inc. 1996 Non-Employee Directors' Stock Option and Deferred Compensation Plan.


3.       RATIFICATION OF SELECTION OF AUDITORS:

         [ ] FOR [ ] AGAINST [ ] ABSTAIN respecting the proposal to ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

4.       OTHER MATTERS:

         In their discretion, upon such other matters as may properly come before the Annual Meeting of Stockholders.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, AND IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS, FOR THE APPROVAL OF THE MARTIN INDUSTRIES, INC. 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN, AND FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                           Dated:
                                 -----------------------------------------------


                           -----------------------------------------------------


                           -----------------------------------------------------


                           -----------------------------------------------------


                           -----------------------------------------------------
                                        (Signature(s) of Stockholder(s))

                           (Please date and sign as name appears on proxy. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer.)


                                        2